Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NATIONAL MENTOR HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is National Mentor Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Barbara A. Beach	200 East Randolph Drive
Suite 5700
Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 21st day of November, 2000.

/s/ Barbara A. Beach
Barbara A. Beach, Sole Incorporator

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/07/2001
010113514 - 3319905

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NATIONAL MENTOR HOLDINGS, INC.

* * * * *

Adopted in accordance with the provisions

of §241 of the General Corporation Law

of the State of Delaware

* * * * *

Timothy Sullivan, being the duly elected President and Secretary of National Mentor Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:        That the Certificate of Incorporation of the Corporation be, and hereby is, further amended by deleting Article Four in its entirety and substituting in lieu thereof the following:

ARTICLE FOUR

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 10,050,000 shares, consisting of:

(1)                                  50,000 shares of Class A Preferred Stock, par value $.01 per share (“Class A Preferred”); and

(2)                                  10,000,000 shares of Common Stock, par value $.01 per share (“Common”).

The shares of Class A Preferred and Common shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, B or C of this ARTICLE FOUR are defined in Part D.

B. PREFERRED STOCK

Section 1. Dividends.

(a)                                  General Obligation. When and as declared by the Corporation’s board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1. Dividends on each share of the Class A Preferred (a “Class A Preferred Share,” and collectively, the “Class A Preferred Shares”) shall accrue on a daily basis at the rate of fourteen percent (14.0%) per annum of the sum of (x) the Liquidation Value thereof plus (y) all dividends which have accumulated thereon pursuant to Section 1(b) below (and are then unpaid) from and including the date of issuance of such Class A Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Class A Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Class A Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Class A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Preferred Share.

(b)                                 Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2001 (the “Dividend Reference Dates”), all dividends which have accrued on each Class A Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class A Preferred Share until paid to the holder thereof.

(c)                                  Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Preferred Shares held by each such holder.

Section 2. Priority of Class A Preferred Shares on Dividends and Redemptions.

So long as any Class A Preferred Shares remains outstanding, without the prior written consent of the holders of a majority of the outstanding Class A Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common from present or former employees of the Corporation and its Subsidiaries in accordance with arrangements and agreements which have been approved by the Corporation’s board of directors.

Section 3. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with resect to each Class A Preferred Share and each share of Common in connection with such liquidation, dissolution or winding up.

Section 4. Redemptions.

(a)                                  Scheduled Redemption. The Corporation shall redeem all of the outstanding Class A Preferred Shares on December 31, 2008 (the “Scheduled Redemption Date”), at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(b)                                 Optional Redemptions. The Corporation may at any time and from time to time redeem all or any portion of the Class A Preferred Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(c)                                  Redemption in Connection With Public Offering. The Corporation shall, at the request (by written notice given to the Corporation at least five days before the Corporation’s receipt of the proceeds) of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters’ commissions and other reasonable expenses to redeem Class A Preferred Shares at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation’s receipt of such proceeds.

(d)                                 Redemption in Connection With Sale of the Corporation. If a Sale of the Corporation has occurred or the Corporation obtains knowledge that a Sale of the Corporation is proposed to occur, the Corporation shall give prompt written notice of such Sale of the Corporation describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Sale of the Corporation, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Sale of the Corporation (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred Shares within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class A Preferred Shares specified therein on the later of (a) the occurrence of the Sale of the Corporation or (b) five days after the Corporation’s receipt of such election(s). If any proposed Sale of the Corporation does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Corporation shall give prompt written notice thereof to each holder of Class A Preferred and any holder of Class A Preferred Shares may rescind or modify such holder’s request for redemption or may request redemption hereunder by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

(e)                                  Redemption Payments. For each Class A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Class A Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class A Preferred Shares pro rata among the holders of the Class A Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Class A Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Preferred Shares, such funds shall immediately be used to redeem the balance of the Class A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed and, until such balance has been so redeemed in full, no other shares of the capital stock of the Corporation shall be redeemed and no dividends shall be paid thereon.

(f)                                    Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class A Preferred Share to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

(g)                                 Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of Class A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder (including, without limitation, redemptions pursuant to Section 4(b) and 4(c) hereof) shall be the number of Class A Preferred Shares determined by multiplying the total number of Class A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class A Preferred Shares then held by such holder and the denominator of which shall be the total number of Class A Preferred Shares then outstanding.

(h)                                 Dividends After Redemption Date. No Class A Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class A Preferred Share. On such date, all rights of the holder of such Class A Preferred Share shall cease, and such Class A Preferred Share shall no longer be deemed to be issued and outstanding.

Section 5. Voting Rights.

Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights; provided that each holder of Class A Preferred Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 6. Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken.

C. COMMON

Section 1. Voting Rights. Except as otherwise required by applicable law, all holders of Common shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

Section 2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common shall be entitled to participate in such dividends ratably on a per share basis. The rights of the holders of Common to receive dividends are subject to the provisions of the Class A Preferred Shares.

Section 3. Liquidation. Subject to the provisions of the Class A Preferred Shares, the holders of the Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common in any liquidation, dissolution or winding up of the Corporation.

D. MISCELLANEOUS

Section 1. Definitions.

The following terms shall have the meanings specified:

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Class A Preferred Shares.

“Liquidation Value” of any Class A Preferred Share as of any particular date shall be equal to $1,000.00.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an initial public offering and sale of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

“Redemption Date” as to any Class A Preferred Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Sale of the Corporation” means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Corporation by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than the holders of Common and Class A Preferred Shares as of March 13, 2001, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s board of directors, and (ii) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business).

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 2.  Registration of Transfer.

The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Class A Preferred and Common. Upon the surrender of any certificate representing shares of Class A Preferred or Common at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 3.  Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Class A Preferred or Common, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 4. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, and one day after deposit with a reputable overnight courier service.

SECOND:                                        That the Board of Directors of the Corporation duly adopted and approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 241 of the General Corporation Law of the State of Delaware.

THIRD:                                                     That the Corporation has not received payment for any of its stock.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 7th day of March, 2001.

NATIONAL MENTOR HOLDINGS, INC.
a Delaware corporation

By:	/s/ Timothy Sullivan
Timothy Sullivan, President and Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NATIONAL MENTOR HOLDINGS, INC.

*****

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

* * * * *

Christina Pak, being a duly elected Vice President of National Mentor Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  That the Certificate of Incorporation of the Corporation be, and hereby is, further amended by deleting Article Four in its entirety and substituting in lieu thereof a new Article Four as set forth on Exhibit A attached hereto and made a part hereof (the “Amendment”).

SECOND:  That the Board of Directors of the Corporation approved the Amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD:  That the stockholders entitled to vote thereon approved the Amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:17 PM 04/30/2003
FILED 05:59 PM 04/30/2003
SRV 030281416 – 3319905 FILE

Exhibit A

ARTICLE FOUR

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 20,125,000 shares, consisting of:

1.                                       125,000 shares of Class A Preferred Stock, par value $.01 per share (“Class A Preferred”); and

2.                                       20,000,000 shares of Common Stock, par value $.01 per share (“Common”).

The shares of Class A Preferred and Common shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, B or C of this ARTICLE FOUR are defined in Part D.

B. PREFERRED STOCK

Section 1.                    Dividends.

(a)           General Obligation. When and as declared by the Corporation’s board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1.  Dividends on each share of the Class A Preferred (a “Class A Preferred Share,” and collectively, the “Class A Preferred Shares”) shall accrue on a daily basis at the rate of fourteen percent (14.0%) per annum of the sum of (x) the Liquidation Value thereof plus (y) all dividends which have accumulated thereon pursuant to Section 1(b) below (and are then unpaid) from and including the date of issuance of such Class A Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Class A Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Class A Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Class A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Preferred Share.

(b)                                 Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2001 (the “Dividend Reference Dates”), all dividends which have accrued on each Class A Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class A Preferred Share until paid to the holder thereof.

(c)                                  Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Preferred Shares held by each such holder.

Section 2.                                            Priority of Class A Preferred Shares on Dividends and Redemptions.

So long as any Class A Preferred Shares remains outstanding, without the prior written consent of the holders of a majority of the outstanding Class A Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common from present or former employees of the Corporation and its Subsidiaries in accordance with arrangements and agreements which have been approved by the Corporation’s board of directors.

Section 3.                                            Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with resect to each Class A Preferred Share and each share of Common in connection with such liquidation, dissolution or winding up.

Section 4.                                            Redemptions.

(a)                                  Scheduled Redemption. The Corporation shall redeem all of the outstanding Class A Preferred Shares on June 30, 2011 (the “Scheduled Redemption Date”), at a

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price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(b)                                 Optional Redemptions. The Corporation may at any time and from time to time redeem all or any portion of the Class A Preferred Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(c)                                  Redemption in Connection With Public Offering. The Corporation shall, at the request (by written notice given to the Corporation at least five days before the Corporation’s receipt of the proceeds) of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters’ commissions and other reasonable expenses to redeem Class A Preferred Shares at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation’s receipt of such proceeds.

(d)                                 Redemption in Connection With Sale of the Corporation. If a Sale of the Corporation has occurred or the Corporation obtains knowledge that a Sale of the Corporation is proposed to occur, the Corporation shall give prompt written notice of such Sale of the Corporation describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Sale of the Corporation, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Class A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Sale of the Corporation (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred Shares within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class A Preferred Shares specified therein on the later of (a) the occurrence of the Sale of the Corporation or (b) five days after the Corporation’s receipt of such election(s). If any proposed Sale of the Corporation does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Corporation shall give prompt written notice thereof to each holder of Class A Preferred and any holder of Class A Preferred Shares may rescind or modify such holder’s request for redemption or may request redemption hereunder by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

(e)                                  Redemption Payments. For each Class A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the

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holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Class A Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class A Preferred Shares pro rata among the holders of the Class A Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Class A Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Preferred Shares, such funds shall immediately be used to redeem the balance of the Class A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed and, until such balance has been so redeemed in full, no other shares of the capital stock of the Corporation shall be redeemed and no dividends shall be paid thereon.

(f)                                    Notice of Redemption. Except at otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class A Preferred Share to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

(g)                                 Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of Class A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder (including, without limitation, redemptions pursuant to Section 4(b) and 4(c) hereof) shall be the number of Class A Preferred Shares determined by multiplying the total number of Class A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class A Preferred Shares then held by such holder and the denominator of which shall be the total number of Class A Preferred Shares then outstanding.

(h)                                 Dividends After Redemption Date. No Class A Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class A Preferred Share. On such date, all rights of the holder of such Class A Preferred Shire shall cease, and such Class A Preferred Share shall no longer be deemed to be issued and outstanding.

Section 5.                                            Voting Rights.

Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights; provided that each holder of Class A Preferred Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

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Section 6.                                            Amendment and Waiver.

No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken.

C. COMMON

Section 1.                                            Voting Rights. Except as otherwise required by applicable law, all holders of Common shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

Section 2.                                            Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common shall be entitled to participate in such dividends ratably on a per share basis. The rights of the holders of Common to receive dividends are subject to the provisions of the Class A Preferred Shares.

Section 3.                                            Liquidation. Subject to the provisions of the Class A Preferred Shares, the holders of the Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common in any liquidation, dissolution or winding up of the Corporation.

D. MISCELLANEOUS

Section 1.                                            Definitions.

The following terms shall have the meanings specified:

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Class A Preferred Shares.

“Liquidation Value” of any Class A Preferred Share as of any particular date shall be equal to $1,000.00.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an initial public offering and sale of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

“Redemption Date” as to any Class A Preferred Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class A Preferred Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

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“Sale of the Corporation” means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Corporation by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than the holders of Common and Class A Preferred Shares as of March 13, 2001, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s board of directors, and (ii) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business).

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Parsons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 2.                                            Registration of Transfer.

The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Class A Preferred and Common. Upon the surrender of any certificate representing shares of Class A Preferred or Common at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 3.                                            Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or

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mutilation of any certificate evidencing one or more shares of Class A Preferred or Common, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 4.                                            Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, and one day after deposit with a reputable overnight courier service.

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IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this 30th day of April, 2003.

NATIONAL MENTOR HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Christina Pak
Name: Christina Pak
Its:	Vice President